As filed with the Securities and Exchange Commission on February 9, 2022	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SQL TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Florida	46-3645414
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

11030 Jones Bridge Road, Suite 206

Johns Creek, Georgia 30022

(Address of Principal Executive Offices, Including Zip Code)

SQL Technologies Corp. 2015 Stock Incentive Plan

SQL Technologies Corp. 2018 Stock Incentive Plan (as amended and restated)

SQL Technologies Corp. 2021 Stock Incentive Plan

(Full Title of the Plan)

John Campi

Chief Executive Officer

11030 Jones Bridge Road, Suite 206

Johns Creek, Georgia 30022

(770) 754-4711

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Jurgita Ashley, Esq.

Thompson Hine LLP

3900 Key Center

127 Public Square

Cleveland, Ohio 44114

(216) 566-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (“Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, will constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by SQL Technologies Corp. (the “Registrant”) with the Commission are incorporated by reference into this Registration Statement:

1.	Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on January 24, 2022 (File No. 333-261829), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

2.	The Registrant’s Prospectus to be filed with the Commission on or about February 11, 2022, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-261829); and

3.	The description of the Registrant’s common stock, no par value per share, contained in the Registration Statement on Form 8-A filed on February 9, 2022 (File No. 001-41276) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

The Registrant’s articles of incorporation provide that, to the fullest extent permitted by law, no director or officer of the Registrant will be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders. In addition, the Registrant’s bylaws provide that its directors and officers will be indemnified to the fullest extent permitted by the Florida Business Corporation Act. Specifically, the Registrant’s bylaws require the Registrant to indemnify any person who is or was, or has agreed to become, a director or officer of the Registrant (hereinafter, a “director” or “officer”) and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding (hereinafter, a “proceeding”), including an action by or in the right of the Registrant to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Registrant, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or, while a director or officer of the Registrant, is or was serving, or has agreed to serve, such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against (i) judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and (ii) costs, charges and expenses, including attorneys’ fees (hereinafter, “expenses”), incurred in connection with such proceeding. However, a director and/or officer is not entitled to indemnification if a judgment or other final adjudication adverse to the director or officer and from which there is no further right to appeal establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Registrant is required to indemnify a director or officer in connection with any suit (or part thereof) initiated by a director or officer only if such suit (or part thereof) was authorized by the board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains general liability insurance that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829), filed with the Commission on December 22, 2021).
4.2	Articles of Amendment to Articles of Incorporation, including the Certificate of Designation of Rights, Preferences and Privileges of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829), filed with the Commission on December 22, 2021).
4.3	Articles of Amendment to Articles of Incorporation (effective February 7, 2022).
4.4	First Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829), filed with the Commission on December 22, 2021).
4.5	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-261829), filed with the Commission on December 22, 2021).
5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Thompson Hine LLP (included in legal opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1	2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829), filed with the Commission on December 22, 2021).
99.2	Form of Stock Option Agreement (2015 Plan) (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829), filed with the Commission on December 22, 2021).
99.3	2018 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829), filed with the Commission on December 22, 2021).
99.4	Form of Stock Option Agreement (2018 Plan) (incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829), filed with the Commission on December 22, 2021).
99.5	2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.41 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829), filed with the Commission on December 22, 2021).
99.6	Form of Nonqualified Stock Option Agreement (2021 Plan) (incorporated by reference to Exhibit 10.42 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829), filed with the Commission on December 22, 2021).
99.7	Form of Incentive Stock Option Agreement (2021 Plan) (incorporated by reference to Exhibit 10.43 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829), filed with the Commission on December 22, 2021).
99.8	Form of Restricted Shares Award Agreement (2021 Plan) (incorporated by reference to Exhibit 10.44 to the Registrant’s Registration Statement on Form S-1 (File No. 333-261829), filed with the Commission on December 22, 2021).
107	Filing Fee Table.

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Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johns Creek, State of Georgia, on February 9, 2022.

SQL TECHNOLOGIES CORP.

By:	/s/ John P. Campi
John P. Campi
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John P. Campi and Marc-Andre Boisseau, each of them, as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign in any and all capacities and file amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in connection therewith, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, and their substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John P. Campi	Chief Executive Officer	February 9, 2022
John P. Campi	(Principal Executive Officer)

/s/ Marc-Andre Boisseau	Chief Financial Officer	February 9, 2022
Marc-Andre Boisseau	(Principal Financial and Accounting Officer)

/s/ Rani R. Kohen	Director, Executive Chairman of the Board	February 9, 2022
Rani R. Kohen

/s/ Leonard J. Sokolow	Director	February 9, 2022
Leonard J. Sokolow

/s/ Nancy DiMattia	Director	February 9, 2022
Nancy DiMattia

/s/ Gary N. Golden	Director	February 9, 2022
Gary N. Golden

/s/ Efrat L. Greenstein Brayer	Director	February 9, 2022
Efrat L. Greenstein Brayer

/s/ Phillips S. Peter	Director	February 9, 2022
Phillips S. Peter

/s/ Thomas J. Ridge	Director	February 9, 2022
Thomas J. Ridge

/s/ Dov Shiff	Director	February 9, 2022
Dov Shiff

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